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                                                                  Exhibit 8.1(a)


              [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]



                                         July 16, 1998


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Ladies and Gentlemen:

     We have advised Chevy Chase Bank, F.S.B. and (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Asset-Backed Securities, issuable in series (the "Securities"). In connection therewith we have reviewed the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 (File No. 333-33733) as amended on July 16, 1998 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, to the extent the description is a discussion of law or legal conclusions, such description is true and correct in all material respects.

     This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Securities with numerous different characteristics, the particular characteristics of each series of Securities must be considered in determining the applicability of this opinion to a particular series of Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein, as supplemented by the prospectus supplement relating to a series of Securities. In giving such consent, we do not consider that we are "experts,"
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Chevy Chase Bank, F.S.B.
July 16, 1998
Page 2


within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.


                                 Very truly yours,

                                 /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                 ORRICK, HERRINGTON & SUTCLIFFE LLP







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                                                                  Exhibit 8.1(a)
                                                                  --------------


                 Opinion of Orrick, Herrington & Sutcliffe LLP
                      With Respect to Certain Tax Matters
                      -----------------------------------